EXHIBIT 10.1

EQUIPMENT RENTAL, INFRASTRUCTURE BUILD OUT,

STAFFING SERVICES and CONSULTING AGRREMENT

THIS AGREEMENT is made and entered into this 7th day of April, 2015 by and between Greenplex Services, Inc. a Company domiciled in the state of Nevada (“Greenplex"), whose address is 2525 East 29th Ave., Suite. 10-B, Spokane, WA 99223 Spokane, WA 99223 (“Greenplex”), and Michael Coyne (“Coyne’), as an individual, whose address is 2910 East 57th Avenue, Suite 5, Spokane, WA 99223, who owns an option to purchase all, right, title and interest in Walla Walla Grow LLC, a Limited Liability Company domiciled in the State of Washington (“WWG”), whose address is 602 SW 12th Street, College Place, Washington 99324.  The option to purchase WWG cannot be exercised until final approval has been granted by the State of Washington.  Collectively Greenplex, Coyne and WWG shall be called the (“Parties”).

WITNESSETH:

Whereas, Greenplex is a full service cannabis consulting group, financial provider, infrastructure provider, an integrated engineering and construction management company that specializes in designing and constructing build-to suit turn-key outdoor cannabis growing facilities, including equipment, security systems, instruments and services available to assist WWG with its build out for an I-502 cannabis producer operation (the "Business").  WWG has leased commercial property located at Parcel “B”, 1891 East Lee Road, Washtucna, WA 99371, in Adams County, State of Washington and desires to utilize equipment owned by Greenplex, infrastructure build-out services provided by Greenplex, labor staffing services and utilize the consulting services of Greenplex to facilitate initiating and conducting the Business.

In consideration providing a series of services, infrastructure build-out components and the necessary equipment required to have an operational facility, as outlined on Exhibit “B”, WWG agrees to the  following terms and conditions:

I.  SERVICES AND ASSETS TO BE PROVIDED

A.

General Services: Greenplex hereby agrees to provide the below services related to the design and construction of a custom outdoor marijuana growing facility which is consistent with I-502 regulations for the state of Washington to accommodate a Tier 2 facility that has the ability to grow up to 7,000 sq. ft. of marijuana canopy on a property commonly known as the Washtucna Property, Parcel “B”, 1891 East Lee Road, Washtucna, WA 99371, in Adams county, State of Washington, which property description set forth in Exhibit "A" attached hereto and by this reference made a part hereof.

B.

Specific Services: Greenplex agrees to provide WWG with the following services with respect to the Business (collectively referred to as the "Services"):

1)

Initial Consultation

a)

Analysis of available land and required existing infrastructure

b)

Design process (drawings and blue prints)

c)

Architectural design work

d)

Design of growing facility and physical layout drawings

e)

Electrical drawings

f)

Plumbing and irrigation drawings

g)

Planning and permits acquisition from Adams County, WA.

2)

General Contracting and Infrastructure Build Out

a)

Working with local companies to provide the best bids possible for the job    b)  Oversight while construction takes place

c)

Project and construction management

d)

Weekly meetings to go over progress reports

e)

Working with both state and local agencies for any and all compliance

f)

All security fences, buildings and grow areas to be constructed pursuant to the I-502 regulations mandated by the Liquor Control Board of the state of Washington

3)

Equipment, Materials, Labor and Items to be Provided for Infrastructure Build-out (Exhibit “B”)

a)

Assess all equipment needs and requirements and purchase the required equipment, materials and other infrastructure components necessary to conduct the proposed business

b)

Order and manage all equipment delivery

c)

Oversee the installation of all equipment

d)

Integration and testing of all equipment

e)

Train staff, contractors, or employees

f)

Manage any upgrades or recalls

g)

Replace any broken parts over the life of contract

h)

Time for labor on all equipment

4)

Ongoing Consulting and Technical Support

a)

Training

b)

Onsite oversight of all systems

c)

Monthly maintenance calls

d)

Managing any new rules or laws that would affect any and all work       provided

5)

Other Consulting Services To Be Provided by Greenplex

a)

Cannabis cultivation

b)

Design of growing facility

c)

Selection of security equipment

d)

Strain selection

e)

Sales and marketing plans

f)

Branding

G)

Packaging and extraction optimization

6)

Labor Staffing and Augmentation Services (Exhibit D)

a)

Training of temporary employees to assist in the growing of marijuana, processing of marijuana and packaging of marijuana.

b)

Hiring and firing decisions

c)

Issue pay checks, withhold payroll taxes, pay unemployment insurance, pay Social Security and pay Workman’s compensation.

C.

Equipment Rental.  Greenplex agrees to rent to WWG and WWG agrees to rent from Greenplex equipment, replacement parts, additions, and accessories (collectively referred to as the "Equipment") as provided for in an equipment schedule attached to this agreement as Exhibit C.  This Equipment will be on a basis of rent-to-own.  Each schedule constitutes a separate and enforceable rental agreement incorporating all the terms of this agreement.  Should a schedule of the Equipment not be attached, then Greenplex agrees to rent to WWG all the Equipment that WWG requests under this agreement and listed on Exhibit C.  For the avoidance of doubt, Greenplex is entitled to claim depreciation for the Equipment on any local, state, or federal tax returns.

II.  TERMS and RENTAL PAYMENT for EQUIPMENT

A.

Term: The rent for the Equipment and payment for the Services begins on January 1 2016 with a balloon payment, which shall be calculated by multiplying the number of months from the date of the completion of the build out of the WWF facility and delivery of all Equipment (“Commencement Date”) for the project by Greenplex, times the number of months up to December 31, 2015 (“Deferred Payment”).  For purposes of determining the Commencement Date, Greenplex and WWG must agree on a date that the build out of the WWG's premises is completed, but in no case later than May 15, 2015.   The term of this agreement is for one hundred twenty (120) months from the Commencement Date (the "Term").  Greenplex and WWG must mutually agree to extend the Term.

B.

Rent and Payment.  WWG agrees to pay the following monthly flat fees to Greenplex to rent the Equipment and pay for all of the Services

1)

Payments.  WWG must make subsequent monthly payments of the flat fee in the amount of $12,000 per month, based on the estimated expenditures outlined in Exhibit B.  In the event the expenditure exceed this estimate, the monthly payment will be adjusted accordingly.  After December 31, 2015, all payment will be in advance on the first day of each and every month during the Term.  If Greenplex does not receive the flat fee within five (5) calendar days from the due date or WWG makes a partial payment of the Fee to Greenplex, then WWG agrees to pay to Greenplex a late payment charge equal to five percent (5%) of the amount due.  WWG agrees to pay interest on such late payment and late charge from the due date of the late payment at an interest rate equal to twelve percent (12%).

2)

Option to Purchase.  Provided that WWG is not in default of this agreement at the time the option to purchase is exercised, WWG may purchase from Greenplex all or some of the Equipment and the leasehold improvements on the land leased by WWG,  at the expiration of the Term, including any renewals for $10,000 and other valuable consideration.  WWG must give Greenplex notice of its intent to purchase any Equipment (the "Option Notice") at least sixty (60) calendar days prior to the expiration of the Term, including any renewals.  WWG must make payment of the Purchase Price prior to the expiration of the Term of this agreement.  WWG may make payment to Greenplex by cash, check, or money order.

3)

Taxes.  WWG must report and pay promptly all taxes, fees and assessments due, imposed, assessed or levied against the Equipment (or purchase, ownership, delivery, leasing, possession, use or operation thereof) or the Services (or any rents or receipts hereunder) by any governmental entity or taxing authority during or related to the Term of this agreement (collectively referred to as the "Taxes").  Greenplex will provide WWG notice of the Taxes that Greenplex has been charged and paid, if any. WWG must reimburse Greenplex for the Taxes within thirty (30) calendar days of receiving notice from Greenplex.

4)

Reports.

a)

Liens.  If any tax or other lien attaches to the Equipment, WWG will notify Greenplex in writing, within ten (10) calendar days after WWG becomes aware of the tax or lien.  The notice must include a copy of the tax notice or lien and the location of the Equipment on the date of the notice.

b)

Location of the Equipment.  WWG will give Greenplex prior written notice of any relocation of the Equipment outside of the premises.  Greenplex may request from WWG the location of any Equipment.

c)

Reporting Damage.  WWG will promptly provide written notice to Greenplex if:  i) any Equipment is lost or damaged (where the estimated repair costs would exceed the lower of ten percent (10%) of the original Equipment cost or ten thousand and 00/100 dollars ($10,000.00); ii) or any Equipment is involved in an accident causing personal injury or property damage.

d)

Access to the Equipment.  After twenty-four (24) hours’ notice from Greenplex (except in cases of emergency, when no notice shall be required), WWG shall permit Greenplex and its agents, employees and contractors access to inspect the Equipment.   Greenplex must use reasonable efforts to minimize interference with WWG's use of the Equipment.  All rights or invocations of a right for Greenplex or its agents to access or inspect the Equipment are contingent on such entry or access being exercised in compliance with Washington state marijuana laws under RCW 69.50 et. sq.

5)

Delivery and Use.

a)

Delivery.  The Equipment will be shipped directly from Greenplex's supplier or from Greenplex to the WWG property.  Greenplex agrees to pay all shipping and installation costs.

b)

Use.  WWG will use the Equipment solely in the conduct of the Business and in a manner complying with all applicable laws, regulations, and insurance policies.  For the avoidance of doubt, Greenplex acknowledges that WWG will use the Equipment for marijuana producer operations under Washington state law.

6)

Maintenance.

a)

General.  WWG will maintain each unit of the Equipment in good operating order and repair, normal wear and tear expected.  The WWG must maintain the Equipment in accordance with the manufacturer's recommendations.  As a part of the Services, Greenplex agrees to provide training, support, and repairs for the Equipment.

b)

Modifications.  Unless the Greenplex permits by written consent, WWG will not attach or install anything on any Equipment that will impair the originally intended function or use of the Equipment.  All additions, parts, supplies, and accessories attached to the Equipment that are not readily removable will become the property of Greenplex.

7)

Insurance.  WWG agrees, at its own expense, to keep all Equipment insured for such amounts and against such hazards as Greenplex may reasonably require. All such policies shall be with companies, and on terms, reasonably satisfactory to Greenplex.  The insurance must include coverage for damage to or loss of the Equipment, liability for personal injuries, death or property damage.  Greenplex must be named as additional insured with a loss payable clause in favor of Greenplex, as its interest may appear, irrespective of any breach of warranty or other act or omission of WWG. The insurance must provide for liability coverage in an amount equal to at least one million and 00/100 dollars ($1,000,000.00) total liability per occurrence.  WWG agrees to deliver to Greenplex evidence of insurance reasonably satisfactory to Greenplex.

8)

Return of the Equipment.

a)

General.   WWG may return any of the equipment to the Greenplex.  In addition, WWG agrees to return any of the equipment not purchased from Greenplex upon termination or early termination of this agreement.  WWG agrees to disconnect and return the Equipment and pay for any shipping costs to a location as determined by the Greenplex.  WWG will return each unit of the Equipment in good operating order and repair, normal wear and tear expected.

b)

Holdover. If upon expiration of this agreement, the WWG does not immediately return the Equipment to the Greenplex or exercise the Option to Purchase; the Equipment will continue to be leased on a month to month basis under the same Fee of this agreement.  During the holdover period, either the Greenplex or WWG may terminate this agreement upon thirty (30) days' written notice to the other party.

C)

Independent Contractor Relationship.  This agreement does not render Greenplex or any of its employees or agents, an employee, partner, agent of, or joint venture partner with WWG for any purpose.  The WWG is not responsible for withholding taxes with respect to Greenplex's payment for the Services.  The Greenplex has no claim against WWG for vacation pay, sick leave, retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

D)

Default and Remedies.

1)

Default.  The following occurrences constitute a default by WWG (each an “Event of Default”):

a)

WWG breaches its obligation to pay the Fee or any other sum when due and fails to cure the breach within fifteen (15) calendar days;

b)

WWG breaches any of its insurance obligations under Section 7;

c)

WWG breaches any of its other obligations and fails to cure that breach within thirty (30) calendar days after written notice from Greenplex;

d)

Any representation or warranty made by WWG in connection with this agreement is false or misleading in any material respect;

e)

WWG becomes insolvent or ceases to do business as a going concern;

f)

If a petition is filed by or against WWG under any bankruptcy or insolvency laws and in the event of an involuntary petition, the petition is not dismissed within forty-five (45) calendar days of the filing date; or

g)

A receiver, trustee, conservator, or liquidator of the WWG of all or a substantial part of its assets is appointed with or without the consent of WWG.

2)

Remedies.  After a default, WWG agrees to return the Equipment pursuant to Section 8 of this agreement.  WWG hereby authorizes Greenplex to peacefully enter any premises where any Equipment may be and take possession of the Equipment, but such access must be exercised in compliance with Washington state marijuana laws under RCW 69.50 et. sq.  Upon default, this agreement is terminated and WWG is not obligated to pay additional Fees or amounts to Greenplex other than amounts already due prior to default of this agreement.    WWG agrees to pay Greenplex's actual attorney's fees incurred in connection with the enforcement, assertion, defense or preservation of Greenplex's rights and remedies under this agreement, or if prohibited by law, such lesser sum as may be permitted. Waiver of any default is not a waiver of any other or subsequent default.  In the event of default WWG agrees to assign, transfer and convey all right, title and interest in the license issued by the state of Washington to an individual or entity designated by Greenplex.

3)

Assignment.  WWG must not sell, transfer, assign, encumber, or sublet any Equipment or the interest of WWG in the Equipment without the prior written consent of Greenplex.  Greenplex may, with the prior written consent of WWG, assign this agreement.  WWG agrees that if WWG receives written notice of an assignment from Greenplex and approves of the assignment, WWG will pay the Fee and all other amounts payable to such assignee or as instructed by Greenplex.   WWG also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by assignee.  WWG hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim which WWG has or may at any time have against Greenplex for any reason whatsoever.

III.   THE INFRASTRUCTURE BUILD OUT

A)

COMPONENTS

1)

Physical structures.  Greenplex shall construct or purchase one portable building that will be placed inside the designated and secure area.  The building will be utilized by WWG as an office, quarantine area and to house security equipment.  The building shall not be less than 800 sq. ft. in size and be connected to electrical power, sewage and water.  The building shall meet all regulations and specifications of Adam County, State of Washington.  A second building will be provided by Greenplex to house equipment, supplies and materials used in the marijuana agriculture business.  This building will be not less than 300 sq. ft. in size.  Water and sewage services will not be required, but electrical power will be provided.

2)

Security Fence.  Greenplex will construct an eight foot high fence around the perimeter of the growing facility.  The security fence will be constructed in accordance with the I-502 regulation and shall be designed in such a fashion that the growing area will not be visible to the general public from outside of the area.  The security fence will have a minimum of one stand of barbed wire as an additional deterrent and as an enhanced security measure.

3)

Light Poles.   Greenplex will be responsible to install light poles in the restricted area for the express purpose of supporting cameras, motion detectors and lighting.

4)

Extraction unit.  Greenplex will be responsible for the purchase and installation of an extraction unit, including training of one or more individuals.  The make and model of the extractor be jointly determined by WWG and Greenplex.

5)

Security System.  Greenplex will purchase and install HD cameras throughout growing facility.  Greenplex will install a complete video surveillance and recording system with camera resolution of at least 640x470 pixels that is IP compatible throughout the growing facility premises and in all building on the property.  The video surveillance and recording system will be monitored and recorded on a 24-hour basis locally and will allow for clear and certain identification of all persons and activities.

The surveillance system storage device will be secured on-site in an office and housed in a locked cabinet, protecting it from employee tampering or criminal theft.  All recorded images will clearly and accurately display the time and date in accordance with the U.S. National Institute Standards and Technology standards and will be kept on our secured recording device for at least forty-five days.  All image acquisition, video recording, management and monitoring hardware and support systems will operate in accordance with WAC 314-55-083.

The placement of all cameras by Greenplex will be located in all controlled access areas, security rooms/areas and all points of ingress/egress on the premises.  Fixed camera coverage will be capable of identifying activity occurring within at least twenty feet of all entries and exit points.

6)

Greenplex will either purchase or lease one or more computers necessary to operate the vendor approved traceability software published by BioTrack THC

7)

Greenplex will purchase and install a water system for the growing facility.  The design and construction parameters will be mutually agreed upon by Greenplex and WWG.

IV.   STAFFING SERVICE PROGRAM

A)

Responsibilities of Greenplex

1)

Greenplex will recruit, screen, interview, and assign its employees (“Temporary Employees”) to perform the type of work described agreed to by Greenplex and WWG under Greenplex’s supervision at the location.

2)

Pay Temporary Employees’ wages and provide them with the benefits that as Greenplex offers to them.

3)

Pay, withhold, and transmit payroll taxes; provide unemployment insurance and workers’ compensation benefits; and handle unemployment and workers’ compensation claims involving Assigned Employees.

4).

Require Employees to sign agreements acknowledging that they are not entitled to holidays, vacations, disability benefits, insurance, pensions, or retirement plans, or any other benefits offered or provided by WWG.

5)

Require Employees to sign confidentiality agreements before they begin their assignments with WWG.

B)

Compensation to Greenplex

1)

For purposes of this agreement the estimated costs for the Temporary Employees will be set at $60,000 and until such time as adequate experienced is gained with regard to the actual operation of the facility.  Therefore, Greenplex and WWG agree that at the end of 2015, they will review the actual expenses related to the Temporary Employees and either adjust the total amount of this contract upward or downward.  At such time as the total amount due to Greenplex from the payment of all cost associated with Temporary Employees during 2015, this amount will used to set the amount of the monthly fee for the remainder of this agreement.  The balloon payment due December 31, 2014 will be adjusted on a one time only bases.  Each year the capital expenditure for Temporary Employees will be adjusted and on a quarterly basis and WWG will reimburse Greenplex at the rate of 115% for all expenses paid by Greenplex to Temporary Employees for the benefit of WWG during any calendar quarter.  Payments by WWG to Greenplex will be made within thirty (30) days after the end of each quarter.

V.  GENERAL

A)

INDEMNIFICATION.

1)

Indemnification by WWG.  WWG must defend, indemnify, and hold Greenplex  harmless against all liabilities, damages, costs, and expenses, including attorneys’ fees, for personal injury, bodily injury (including death), or personal injury or property damage arising from any negligent or wrongful act or omission of WWG or WWG's employees, officers, agents, servants, contractors, customers, clients, visitors, guests, or other licensees or invitees while using the Equipment, on or around the Equipment, or arising from any breach of this agreement by WWG. WWG must use legal counsel reasonably acceptable to Greenplex in defense of any action within WWG's defense obligation.

2)

Indemnification by Greenplex. Greenplex must defend, indemnify and hold WWG harmless against all liabilities, damages, costs, and expenses, including attorneys’ fees, for personal injury, bodily injury (including death), or property damage arising from any negligent or wrongful act or omission of Greenplex or Greenplex’s employees, officers, agents, servants, contractors, customers, clients, visitors, guests, or other licensees or invitees while using the Equipment, on or around the Equipment, or arising from any breach of this agreement by Greenplex.  Greenplex must use legal counsel reasonably acceptable to WWG in defense of any action within Greenplex’s defense obligation.

3)

Survival.  The provisions of this Section survive expiration or termination of this agreement.

B)

Representations and Warranties by Greenplex.

1)

General.  Greenplex acknowledges that it is providing the Equipment and the Services to the WWG.  Greenplex also represents that the Equipment is free and clear of any liens or other claims.  Greenplex represents and warrants that the Equipment leased under this agreement meets the expectations, specifications, and uses required for WWG's Business.  Greenplex is not liable to WWG for the following:

a)

Any liability, loss or damage caused or alleged to be caused directly or indirectly by any Equipment, any inadequacy thereof, any deficiency or defect (latent or otherwise) of the Equipment, or any other circumstance in connection with the Equipment;

b)

The use, operation or performance of any Equipment or any risks relating to it;

i)

Any interruption of service, loss of business or anticipated profits or consequential damages; and

ii)

The delivery, operation, servicing, maintenance, repair, improvement or replacement of any Equipment.

C)

Representations and Warranties by WWG.

1)

General.  WWG makes each of the following representations and warranties to Greenplex:

a)

WWG and Coyne have adequate power and capacity to enter into, and perform under, this agreement;

b)

WWG is duly qualified to do business wherever necessary to carry on the Business including the jurisdiction(s) where the Equipment will be located;

c)

WWG will obtain a marijuana producer license from the Washington State Liquor Control Board ("LCB") and will maintain its LCB license to produce marijuana in Washington State;

d)

No approval, consent or withholding of objections is required from any governmental authority or entity with respect to the entry into or performance by WWG of the this agreement except such as have already been obtained;

e)

The entry into and performance by WWG of this agreement will not: (i) violate any judgment, order, law or regulation applicable to WWG or any provision of WWG's Certificate of Incorporation or bylaws; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this agreement) to which WWG is a party; and

f)

There are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting WWG, which if decided against WWG will have a material adverse effect on the ability of WWG to fulfill its obligations under this agreement.

D)

Termination.

1)

End of Term.  Unless renewed by both parties, this agreement terminates at the expiration of the Term.

2)

Early Termination.  The parties agree that if WWG is unsuccessful in obtaining a growers license issued by the Liquor Control Board ("Denial"), or if a grower’s license is issued and subsequently revoked, then upon notice to WWG of its Denial or termination and upon providing Greenplex with substantive evidence that supports such Denial, this agreement will terminate on the last day of the month in which such notice and evidence is provided (the “Early Termination Date”).  In addition, this agreement terminates as follows:

i)

Should the State of Washington and/or local government agency revoke, cancel, or not renew WWG’s license to operate pursuant to I-502, then this agreement will terminate on the Early Termination Date.

ii)

Should the State of Washington, United States government, or other government agency change existing laws or the enforcement of existing laws related to marijuana which require WWG to cease operating the Business at any time during the Term of this agreement, then this agreement will terminate on the Early Termination Date.

3)

Consequence of Termination.  Upon termination of this agreement, WWG will return the Equipment pursuant to Section 10.  In addition, neither party is obligated to the other, except for sections that are stated to survive termination of this agreement or amounts due to either party prior to termination of this agreement.

E)

General Provisions.

1)

Notices.  Unless stated otherwise in this agreement, any notice under or relating to this agreement must be given in writing and addressed to the parties as follows:

If to Greenplex: Greenplex Services, Inc. 2525 E. 29th Ave. Ste. 10-B Spokane, WA 99223	If to WWG: Michael Coyne Walla Walla Grow LLC 2910 East 57, Suite 5 Spokane, WA. 99223

Notices sent in accordance with this section are deemed effectively given: (a) when received, if delivered by hand (with written confirmation of receipt); (b) when received, if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail, with confirmation of transmission, if sent during normal business hours of the recipient, and on the next business day, if sent after normal business hours of the recipient; or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

2)

Headings. The headings in this agreement are for reference only and do not affect the interpretation of this agreement.

3)

Entire Agreement.  This agreement constitutes the entire agreement between Greenplex and WWG with respect to the subject matter hereof and supersede any and all prior or contemporaneous oral or written representations, understandings, agreements or communications between Greenplex and WWG concerning such subject matter.

4)

Successors.  This agreement inures to the benefit of and is binding upon the heirs, executors, administrators, successors and assigns of the parties.

5)

No Third-Party Beneficiaries. This agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or confers upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this agreement.

6)

Amendment and Modification; Waiver. This agreement may be amended or supplemented only by a written instrument signed by the party against whom the amendment or supplement is sought to be enforced.  The party benefited by any condition or obligation may waive the same, but such waiver is not enforceable by another party unless made by written instrument signed by the waiving party.  Except as otherwise set forth in this agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this agreement is a waiver thereof; nor does a partial exercise of any privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

7)

Severability.  If any provision of this agreement is unenforceable to any extent, the remainder of this agreement, or application of that provision to any persons or circumstances other than those to which it is held unenforceable, will not be affected by that unenforceability and will be enforceable to the fullest extent permitted by law.  Upon such determination that any term or other provision is unenforceable, the parties agree to negotiate in good faith to modify this agreement so as to affect the original intent of the parties to the greatest extent possible.

8)

Governing Law.  This agreement is construed in accordance with and governed by the laws of the State of Washington applicable to contracts made and to be performed in Washington, exclusive of its conflict of law rules.  The parties agree that King County, Washington, will be the exclusive proper place of venue for any action, dispute, or controversy arising from or in connection with this agreement.  Any legal or equitable proceeding arising out of or in connection with this agreement will be brought either in the King County Superior Court or in the United States District Court Division in which King County is located.

9)

Dispute Resolution.

a)

Mediation.  Any controversies arising out of the terms of this agreement or its interpretation will be first submitted to mediation. Each party will provide the other with a list of two mediators and they will select one mediator from the list of four.

b)

Arbitration.  If mediation is unsuccessful, then the parties will submit any or all remaining controversies to arbitration in Seattle, Washington in accordance with the rules of an agreed upon arbitration service such as JAMS or AAA, and the judgment upon award may be entered in any court having jurisdiction thereof.

10)

Recovery of Litigation Costs.  If any legal action or any arbitration or other proceeding is brought for the enforcement of this agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this agreement, the successful or prevailing party is entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

11)

Counterparts; Digital Signatures.  This agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together constitutes one and the same agreement.  This agreement may be executed and delivered by electronic transmission and upon such delivery, the digital signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

The parties are signing this agreement on the date stated in the introductory clause.

GREENPLEX: GREENPLEX SERVICES, INC.
By: /s/ Dale Robbins Print Name: Dale Robins Title: President
WWG: WALLA WALLA GROW LLC
By: /s/ Michael Coyne Print Name; Michael Coyne Title: Owner